Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Second Quarter 2019 Results

•	The Company Agrees to be Acquired by Liberty Tax

•	The Company Cancels 2Q19 Earnings Conference Call

SECAUCUS, N.J. August 8, 2019 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended June 29, 2019 (second quarter) and that it has agreed to be acquired by Liberty Tax.
Reported net loss per share from continuing operations in second quarter 2019 was $0.15, compared to earnings per share (EPS) from continuing operations of $0.22 in the same period of the prior year. Excluding special items in both second quarter 2019 and second quarter 2018 as shown in Table 4 at the end of this press release, EPS from continuing operations was $0.20 in second quarter 2019 compared with $0.31 in second quarter 2018.
Second Quarter 2019 Results
Total sales of $270.9 million in the quarter were 7.6% lower than the same period of the prior year. Total comparable sales were down 7.2% in the quarter. The Company closed four stores in the quarter and did not open any new ones.
Cost of goods sold, which includes product, distribution and store occupancy costs, were $180.6 million, 9.2% lower than the same period of the prior year, primarily attributable to lower sales volume. In addition, the Company continues to see improvement as it works with landlords to execute on its store planned closures to reduce store occupancy costs.
Second quarter 2018 included $3.6 million in net expenses related to inventory optimization. Adjusting for this, cost of goods sold in second quarter 2019 were 7.5% lower than the prior year.
Gross profit was $90.3 million, compared with $94.2 million in second quarter 2018. Gross profit as a percentage of net sales was 33.3% in second quarter 2019, compared to 32.2% in the same period of 2018. Second quarter 2019 benefitted year-over-year from product margin improvement of 90 basis points offset by deleverage in occupancy. Excluding the special items for 2Q18 shown in Table 4 at the end of this press release, gross profit was $97.9 million in second quarter 2018 and as a percentage of net sales was 33.4%.
Selling, general and administrative expenses (SG&A), including store operating payroll and related benefits and advertising expense, was $83.1 million for the quarter ended June 29, 2019, compared with $88.9 million for the quarter ended June 30, 2018. Second quarter 2019 includes approximately $0.8 million for store closing expenses, and $0.4 million for management realignment costs while second quarter 2018 includes $1.8 million for management realignment costs and another $1.1 million in other costs. SG&A as a percent of sales was 30.7% in second quarter 2019 compared with 30.3% in second quarter 2018. Adjusted for the items mentioned above and shown in Table 4, for both years, SG&A as a percentage of sales in second quarter 2019 was 30.2% compared to 29.3% in second quarter 2018. Percentage of sales higher due to deleverage of the topline.
The Company reported impairment charges on fixed, intangible and right of use assets of $10.9 million in second quarter 2019.
Adjusted EBITDA in second quarter 2019 was $17.6 million and a margin of 6.5%, compared with $22.0 million and a margin of 7.5% in the same period of the prior year. (Refer to Table 5 at the end of this press release for a GAAP reconciliation.)
Operating loss in second quarter 2019 was $3.7 million compared to operating income of $5.2 million in the same period of the prior year. Adjusted for the items noted in Table 4 for both second quarter 2019 and 2018, adjusted operating income was $7.7 million in second quarter 2019 compared with adjusted operating income of $11.7 million in second quarter 2018. (Refer to Table 4 at the end of this press release for a reconciliation.)
Reported net loss from continuing operations was $3.6 million for second quarter 2019 compared to net income from continuing operations of $5.3 million in the same period of the prior year. Adjusting for the items shown in Table 4 for the periods ended June 29, 2019 and June 30, 2018, net income from continuing operations would have been $4.8 million and $7.3 million, respectively.
Reported loss per share from continuing operations was $0.15 in second quarter 2019, compared to earnings per share from continuing operations of $0.22 in second quarter 2018. Earnings per share from continuing operations on an adjusted basis (for the items described in Table 4) in second quarter 2019 was $0.20 compared to $0.31 in second quarter 2018.
Balance Sheet and Cash Flow
Cash and equivalents at June 29, 2019 were $14.8 million. At quarter end, the Company had a convertible notes liability with a total face value of $60.4 million and nothing borrowed on its revolving line of credit.
Capital expenditures were $8.2 million in the quarter with funds primarily expended on IT and other digital investments. Depreciation and amortization in second quarter 2019 was $9.9 million compared to $10.3 million in second quarter 2018. The lower amount primarily reflects less stores in operation year over year. The Company generated operating cash flow of $23.6 million in the quarter.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. These adjustments are consistent with how management views our business. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in Tables 4 and 5.
The Company defines Adjusted EBITDA as EBITDA (net income before interest expense, net, provision for income taxes, depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company's actual operating performance including certain items which are generally non-recurring.  The Company has excluded the impact of such items from internal performance assessments.  The Company believes that excluding such items helps investors compare operating performance with the results in prior periods.  The Company believes it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods. (See Table 5 for a reconciliation of 2Q19 and 2Q18 Adjusted EBITDA.)
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 700 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, Body Tech Elite®, True Athlete®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 750 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, regulatory environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:
Kathleen Heaney
646-912-3844 OR 201-552-6430
ir@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$270,876	$293,103	$554,208	$589,067
Cost of goods sold	180,608	198,867	369,122	401,720
Gross profit	90,268	94,236	185,086	187,347
Selling, general and administrative expenses	83,051	88,918	171,578	177,516
Impairment charges on fixed, intangible and right-of-use assets	10,883	131	10,883	833
Income (loss) from operations	(3,666)	5,187	2,625	8,998
Gain on extinguishment of debt	—	3,727	—	16,229
Interest expense, net	1,075	1,699	2,141	4,140
Income (loss) before provision (benefit) for income taxes	(4,741)	7,215	484	21,087
Provision (benefit) for income taxes	(1,171)	1,932	557	6,147
Net income (loss) from continuing operations	(3,570)	5,283	(73)	14,940
Net income (loss) from discontinued operations, net of tax	—	1,897	—	(11,619)
Net income (loss)	$(3,570)	$7,180	$(73)	$3,321

Weighted average common shares outstanding
Basic	23,670,348	23,593,876	23,611,724	23,444,052
Diluted	23,670,348	23,774,548	23,611,724	23,570,976

Net income (loss) from continuing operations per common share
Basic	$(0.15)	$0.22	$—	$0.64
Diluted	$(0.15)	$0.22	$—	$0.63

Net income (loss) from discontinued operations per common share
Basic	$—	$0.08	$—	$(0.50)
Diluted	$—	$0.08	$—	$(0.49)

Net income (loss) per common share
Basic	$(0.15)	$0.30	$—	$0.14
Diluted	$(0.15)	$0.30	$—	$0.14

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Decrease in total comparable net sales	(7.2)%	(1.1)%	(5.3)%	(2.4)%

Gross profit from continuing operations as a percent of net sales	33.3%	32.2%	33.4%	31.8%
Income (loss) from continuing operations as a percent of net sales	(1.4)%	1.8%	0.5%	1.5%

Capital Expenditures	$8,208	$8,983	$12,603	$15,705
Depreciation and Amortization	$9,911	$10,251	$19,764	$21,498

Store Data:
Stores open at beginning of period	769	783	774	785
Stores opened	—	1	—	1
Stores closed	(4)	(2)	(9)	(4)
Stores open at end of period	765	782	765	782

Total retail square footage at end of period (in thousands)	2,673	2,725	2,673	2,725

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 29, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$14,790	$2,668
Inventories	181,008	189,273
Prepaid expenses and other current assets	27,991	27,921
Total current assets	223,789	219,862
Right-of-use assets	439,069	—
Property and equipment, net of accumulated depreciation and amortization of $327,770 and $312,977 in 2019 and 2018, respectively	114,776	123,002
Intangibles, net	2,222	11,088
Deferred taxes	33,105	31,659
Other long-term assets	3,373	2,468
Total assets	$816,334	$388,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	36,797	39,789
Accrued expenses and other current liabilities	55,510	65,508
Short-term lease liabilities	97,825	500
Total current liabilities	190,132	105,797
Long-term lease liabilities	383,110	934
Convertible notes, net	56,798	55,570
Deferred rent	—	37,034
Other long-term liabilities	416	403

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at June 29, 2019 and December 29, 2018	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,335,700 shares issued and 24,032,628 shares outstanding at June 29, 2019 and 24,234,651 shares issued and 23,974,031 shares outstanding at December 29, 2018	243	242
Additional paid-in capital	87,034	85,853
Treasury stock, at cost; 303,072 shares at June 29, 2019 and 260,620 shares at December 29, 2018	(7,607)	(7,314)
Retained earnings	106,208	109,560
Total stockholders’ equity	185,878	188,341
Total liabilities and stockholders' equity	$816,334	$388,079

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Impairment	Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Charges	Income/(Loss)	Income/(Loss)	EPS

Three months ended June 29, 2019:
As Reported	$90.3	$83.1	$10.9	$(3.7)	$(3.6)	$(0.15)
Tradename impairment charge (1)	—	—	(9.0)	9.0	6.6	0.28
Right-of-use asset impairment charges (2)	—	—	(1.1)	1.1	0.8	0.03
Store closure costs (3)	—	(0.8)	—	0.8	0.6	0.02
Management realignment costs (4)	—	(0.4)	—	0.4	0.3	0.01
As Adjusted	$90.3	$81.8	$0.8	$7.7	$4.8	$0.20

Three months ended June 30, 2018:
As Reported	$94.2	$88.9	$0.1	$5.2	$5.3	$0.22
Gain on extinguishment of debt (5)	—	—	—	—	(2.7)	(0.11)
Inventory charge (6)	3.6	—	—	3.6	2.6	0.11
Management realignment costs (4)	—	(1.8)	—	1.8	1.3	0.06
Shareholder settlement (7)	—	(0.7)	—	0.7	0.5	0.02
Closing of distribution center (8)	0.1	(0.4)	—	0.4	0.3	0.01
As Adjusted	$97.9	$86.0	$0.1	$11.7	$7.3	$0.31

Six months ended June 29, 2019:
As Reported	$185.1	$171.6	$10.9	$2.6	$(0.1)	$—
Tradename impairment charge (1)	—	—	(9.0)	9.0	6.6	0.28
Store closure costs (3)	0.1	(1.7)	—	1.8	1.3	0.06
Management realignment costs (4)	—	(1.5)	—	1.5	1.0	0.04
Right-of-use asset impairment charges (2)	—	—	(1.1)	1.1	0.8	0.03
As Adjusted	$185.2	$168.4	$0.8	$16.0	$9.7	$0.41

Six months ended June 30, 2018:
As Reported	$187.3	$177.5	$0.8	$9.0	$14.9	$0.63
Gain on extinguishment of debt (5)	—	—	—	—	(11.8)	(0.50)
Inventory charge (6)	3.6	—	—	3.6	2.6	0.11
Management realignment costs (4)	—	(1.8)	—	1.8	1.3	0.06
Shareholder settlement (7)	—	(0.7)	—	0.7	0.5	0.02
Closing of distribution center (8)	1.8	(0.9)	—	2.7	2.0	0.08
As Adjusted	$192.7	$174.1	$0.8	$17.8	$9.5	$0.40

(1) Impairment charge on the Vitamin Shoppe tradename.
(2) Charges incurred to reflect the fair market value of the right-of-use assets associated with certain retail locations.
(3) Store closure costs primarily include lease termination fees.
(4) Costs related to management turnover, including severance charges, recruitment costs and other professional fees.
(5) Gain recognized on the repurchases of a portion of Convertible Notes, net of tax.
(6) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(7) Professional fees incurred related to shareholder settlement.
(8) Costs related to the closing of the North Bergen, New Jersey distribution center.

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income (loss) from continuing operations	$(3,570)	$5,283	$(73)	$14,940
Additions:
Provision (benefit) for income taxes	(1,171)	1,932	557	6,147
Interest expense, net	1,075	1,699	2,141	4,140
Depreciation and amortization	9,911	10,251	19,764	20,729
EBITDA	6,245	19,165	22,389	45,956
Adjustments:
Tradename impairment charge (1)	9,000	—	9,000	—
Store closure costs (2)	801	—	1,813	—
Management realignment costs (3)	433	1,848	1,456	1,848
Right-of-use asset impairment charges (4)	1,093	—	1,093	—
Gain on extinguishment of debt (5)	—	(3,727)	—	(16,229)
Inventory charge (6)	—	3,600	—	3,600
Distribution center closing costs (7)	—	450	—	2,690
Shareholder settlement (8)	—	662	—	662
Adjusted EBITDA	$17,572	$21,998	$35,751	$38,527
(1) Impairment charge on the Vitamin Shoppe tradename.
(2) Store closure costs primarily include lease termination fees.
(3) Costs related to management turnover, including severance charges, recruitment costs and other professional fees.
(4) Charges incurred to reflect the fair market value of the right-of-use assets associated with certain retail locations.
(5) Gain recognized on the repurchases of a portion of Convertible Notes.
(6) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(7) Costs related to the closing of the North Bergen, New Jersey distribution center.
(8) Professional fees incurred related to shareholder settlement.